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                                                                    Exhibit 23.0

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following Registration Statements of our report dated February 13, 2001, with respect to the consolidated financial statements and schedule of FTI Consulting, Inc. and subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 2000.

Registration Statements on Form S-8

                                          Registration
Name                                      Number             Date Filed
------------------------------------------------------------- ---------------
1992 Stock Option Plan, as Amended        333-19251          January 3, 1997
Employee Stock Purchase Plan              333-30173          June 27, 1997
1997 Stock Option Plan                    333-30357          June 30, 1997
1997 Stock Option Plan, as Amended        333-32160          March 10, 2000

                                                         /s/ Ernst & Young LLP

Baltimore, Maryland
March 23, 2001

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